Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Memic Innovative Surgery Ltd. of our report dated June 22, 2021, relating to the financial statements of MedTech Acquisition Corporation, which appears in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 29, 2021